UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 4, 2008

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01                 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(b)                                 Noncompliance with Continued Listing Rule.  On January 9, 2008, Appliance Recycling Centers of America, Inc. (the “Company”) notified The NASDAQ Stock Market that, as a result of the resignation of W. William Bednarczyk from the Board of Directors on January 4, 2008 (see Item 5.02(d) below), the Company was not in compliance with the following rules for continued listing on the NASDAQ Capital Market:

(i)                                     NASDAQ Rule 4350(c), which requires that a majority of the Board of Directors must be comprised of independent directors as defined in NASDAQ Rule 4200; and

(ii)                                  NASDAQ Rule 4350(d)(2)(A), which requires that the Company must have an audit committee of at least three members, each of whom must be independent as defined in NASDAQ Rule 4200(15)(d) and must meet the other qualifications set forth in Rule 4350(d)(2)(A).

The Company is in the process of seeking a suitable candidate to be elected or appointed to the Board of Directors and the Audit Committee, and expects to regain compliance with the requirements of Rule 4350(c) and Rule 4350(d)(2)(A) before the expiration of the grace periods contained in such rules.

ITEM 5.02:              DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d)                                 Departure of Director.  On January 4, 2008, W. William Bednarczyk resigned from the Board of Directors of the Company.  Mr. Bednarczyk was a member of the Audit Committee and the Compensation Committee of the Board of Directors.  Following Mr. Bednarczyk’s resignation, the members of the Audit Committee and the Compensation Committee are Duane S. Carlson and Albin S. Dubiak.

Election of Director.  On November 5, 2007, the Board of Directors of the Company elected Morgan Wolf to serve as a director of the Company.  Mr. Wolf has not been named to serve on any committees of the Board of Directors.  A copy of the press release announcing the election of Mr. Wolf as a director is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit Number	Description

Exhibit 99.1	News Release dated November 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

Date: January 11, 2008	/s/ Patrick J. Winters
Patrick J. Winters, Controller